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                      STATE STREET BANK AND TRUST COMPANY
                INVESTMENT FUNDS FOR TAX EXEMPT RETIREMENT PLANS

                           Third Amended and Restated
                              Declaration of Trust

         WHEREAS pursuant to a Declaration of Trust, dated February 21, 1991 (the "Trust Declaration") State Street Bank and Trust Company ("the Trust Company") established the STATE STREET BANK AND TRUST COMPANY INVESTMENT FUNDS FOR TAX EXEMPT RETIREMENT PLANS which amended, restated and consolidated various declarations of trust and the commingled investment funds created thereunder;

     WHEREAS pursuant to a First Amendment to Declaration of Trust dated July 19, 1991 the Trust Company amended the Trust Declaration;

     WHEREAS pursuant to a Second Amended and Restated Declaration of Trust dated March 13, 1997 the Trust Company further amended the Trust Declaration;

     WHEREAS, the Trust Company desires to make certain additional amendments to the Trust Declaration, as so amended;

     NOW THEREFORE, the Trust Company hereby amends and restates the Trust Declaration as follows:

     By this Third Amended and Restated Declaration of Trust (the "Declaration of Trust"), there is hereby established a trust to be known as the "STATE STREET BANK AND TRUST COMPANY INVESTMENT FUNDS FOR TAX EXEMPT RETIREMENT PLANS". This Declaration of Trust shall govern the operation of all Funds created under the Trust Declaration and its predecessors (and any other funds established pursuant to Article III of this Declaration of Trust) in all respects. The Trust Company agrees and declares that it will hold, administer and deal with all money and property received or purchased by it as trustee hereunder upon the following terms and conditions:

                                    ARTICLE I

                                   Definitions

     Wherever used in this Declaration of Trust, unless the context clearly indicates otherwise, the following words shall have the following meanings:


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     1.1 "Affiliate" means any general partnership, limited partnership, corporation, joint venture, trust, business trust or similar organization controlling, controlled by, or under common control with the Trust Company.

     1.2 "Business Day" means any day or part of a day on which the New York Stock Exchange and the Trust Company are open for business.

     1.3 "Code" means the Internal Revenue Code of 1986, as amended.

     1.4 "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

     1.5 "Fiscal Year" means the fiscal year of a Fund, which shall be the twelve (l2) months ending on December 31 of each year unless otherwise specified in the Fund Declaration.

     1.6 "Fund" means one of the Existing Funds (each such Existing Fund as of the date hereof being listed in Schedule A) or one of the investment funds which is established pursuant to Article III of this Declaration of Trust and, in either case, refers to the investment fund to which the particular provision hereof is being applied.

     1.7 "Fund Declaration" means one of the separate declarations executed by the Trustee pursuant to Section 3.1 four the purpose of establishing a Fund hereunder or for the purpose of confirming or ratifying an Existing Fund.

     1.8 "Investing Fiduciary" means the person or persons, natural or legal, including a committee, who exercise discretion with respect to the decision to invest assets of a Qualified Investor in a Fund; provided, however, that, if the person who exercises investment discretion is a participant or beneficiary entitled to benefits under the Qualified Investor and is acting in his capacity as such, then Investing Fiduciary shall mean the Qualified Investor Signatory.

     1.9 "Investment Company Act" means the Investment Company Act of 1940, as amended.

     1.10 "Participant" means a Qualified Investor which, with the consent of the Trustee, has made a deposit in a Fund and has a beneficial interest in a Fund.

     1.11 "Plan Sponsor" means the employer establishing or maintaining the Qualified Investor, if the Qualified Investor is a single employer plan (as defined in Section 3(41) of ERISA) and, in the case of any other Qualified Investor, the board of trustees or other similar group of representatives of the parties who establish or maintain the Qualified Investor.

     1.12 "Qualified Investor" means an investor described in Section 2.1 of this Declaration of Trust.


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     1.13 "Qualified Investor Signatory" means the person or persons, natural or legal, including a committee, who executes the agreement pursuant to which the Trust Company is appointed as trustee, co-trustee, custodian, investment manager, or agent for the trustee or trustee with respect to a Qualified Investor.

     1.14 "Securities Act" means the Securities Act of 1933, as amended.

     1.15 "Trust Company" mean State Street Bank and Trust Company.

     1.16 "Trustee" means the Trust Company in its capacity as trustee under this Declaration of Trust.

     1.17 "Valuation Date" means the last Business Day of each calendar month, unless otherwise specified in the Fund Declaration, and such other additional days as the Trustee may from time to time designate.

                                   ARTICLE II

                         Eligibility for Participation;
                            Acceptance of Deposits;
                            Non-Diversion of Assets


     2.1 Eligibility for Participation. An investor may participate in a Fund only if (1) the Trust Company is acting as trustee, co-trustee, custodian, investment manager, or agent of the investor, (2) the Trust Company, in its discretion, has accepted it as a Participant, and (3) one of the following conditions is met:

     (a) The investor is a trust created under an employees' pension or profit sharing plan (1) which is qualified within the meaning of Code Section 401(a) and is therefore exempt from tax under Code Section 501(a); and
          (2) which is administered under one or more documents which authorize part or all of the assets of the trust to be commingled for investment purposes with the assets of other such trusts in a collective investment trust and which adopt each such collective investment trust as a part of the plan. If such trust covers self-employed individuals within the meaning of Section 401(c)(1) of the Code (a "Keogh Plan") and interests in the Fund are not registered under the Securities Act, then each such Keogh Plan will be permitted to invest in the Fund only to the extent permitted by the Securities Act and rules and regulations promulgated thereunder.

     (b) The investor is a plan or governmental unti described in Code Section 818(a)(6) which, if interests in the Fund are not registered under the Securities Act and the Fund is not registered under the Investment Company Act, satisfies the requirements of Section 3(a)(2) or any other available exemption of the Securities Act and any applicable requirements of the Investment Company Act and rules and regulations promulgated thereunder.

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     (c)  The investor is a segregated asset account maintained by a life insurance company (1) consisting exclusively of assets of investors described in subsections (a) and/or (b) of this Section 2.1, and (2) which is administered under one or more documents which authorize part or all of the assets of the trust to be commingled for investment purposes with the assets of other such trusts in a collective investment trust and whose constituent trusts adopt each such collective investment trust as a part of their respective plans.

     (d) If interests in the Fund are registered under the Securities Act and the Fund is registered under the Investment Company Act, the investor is (1) an individual retirement account exempt from taxation under Code Section 408(e), and (2) administered under one or more documents which authorize part or all of the assets of the trust to be commingled for investment purposes with the assets of other such trusts in a collective investment trust and which adopt each such collective investment trust as a part of the individual retirement account.

     (e) The investor is a trust (1) for the collective investment of assets of any investor otherwise described in this Section 2.1 (including without limitation a Fund created under this Declaration of Trust), which trust qualifies as a "group trust" under Internal Revenue Service Revenue Ruling 81-100 or any successor ruling, and (2) which is administered under one or more documents which authorize part or all of the assets of the trust to be commingled for investment purposes with the assets of other such trusts in a collective investment trust and which adopt each such collective investment trust as a part of the trust.

     2.2 Acceptance of Deposits. The Trustee shall accept deposits in a Fund under this Declaration of Trust only from Qualified Investors. A11 deposits so accepted together with the income therefrom shall be held, managed and administered pursuant to this Declaration of Trust.

     2.3 Qualification as Group Trusts. It is intended that the Funds be exempt from taxation under Code Section 501(a) and qualify as "group trusts" under Internal Revenue Service Revenue Ruling 81-100 and other applicable Internal Revenue Service rules and regulations. In furtherance of this intent, each investor which seeks to invest in a Fund shall represent and warrant that such investor is a Qualified Investor.

     2.4 Non-Diversion of Assets. At no time prior to the satisfaction of all liabilities with respect to the employees and their beneficiaries entitled to benefits from a Participant shall any part of the principal or income allocable hereunder to such Participant be used or diverted for or to purposes other than for the exclusive benefit of such employees or their beneficiaries except that, solely to the extent necessary to retain qualification under Section 457 of the Code, such assets shall remain subject to the claims

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of the general creditors of the Plan Sponsor of any Participant which is a plan within the meaning of Code Section 457.

                                   ARTICLE III

                                Investment Funds

     3.1 Establishment of Funds. The STATE STREET BANK AND TRUST COMPANY INVESTMENT FUNDS FOR TAX EXEMPT RETIREMENT PLANS shall consist of the Existing Funds which are currently maintained by the Trustee and described on Schedule A attached hereto and such additional Funds as may be established by the Trustee from time to time in accordance with this Declaration of Trust. The Trustee shall establish a Fund by executing a Fund Declaration which shall incorporate the terms of this Declaration of Trust by reference and shall specify such other terms applicable to the Fund as the Trustee shall determine. Each Fund shall constitute a separate trust and the assets of each Fund shall be separately held, managed, administered, valued, invested, reinvested, distributed, accounted for and otherwise dealt with as a separate trust hereunder.

     3.2 Dealings with the Funds. All persons extending credit to, contracting with, or having any claim of any type against any Fund (including, without limitation, contract, tort and statutory claims) shall look only to the assets of such Fund for payment under such credit, contract or claim. No Participant, nor any beneficiary, trustee, employee or agent thereof, nor the Trustee, nor any of its officers, directors, shareholders, partners, employees or agents shall be personally liable for any obligation of any Fund. Every note, bond, contract, instrument, certificate, or undertaking and every other act or thing whatsoever executed or done by or on behalf of any Fund shall be conclusively deemed to have been executed or done only by or for such Fund, and no Fund shall be answerable for any obligation assumed or liability incurred by another Fund established hereunder.

     3.3 Management of the Funds. The Funds shall be under the exclusive management and control of the Trustee in conformity with the provisions of this Declaration of Trust. The Trustee, from time to time, may invest and reinvest assets of the Fund in investments which are permissible investments for employee pension benefit plans under the laws of the United States, subject, however, to the following restrictions and provisions:

     (a) Assets of each Fund which the Trustee may maintain or establish hereunder shall be invested and reinvested in accordance with such investment objectives, guidelines and restrictions as the Trustee may specify in the Fund Declaration of such Fund. The Trustee shall not invest the assets of any Qualified Investor in a Fund until the Trustee has provided a copy of the relevant Fund Declaration to the Investing Fiduciary or, if such Investing Fiduciary is the Trust Company, to the Qualified Investment Signatory. The Trustee shall not amend the Fund

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          Declaration of any Fund without providing each Investing Fiduciary or, if such Investing Fiduciary is the Trust Company, the Qualified Investor Signatory, with written notice and a description of the amended Fund Declaration at least thirty (30) days prior to the Valuation Date on or immediately preceding the effective date of such amendment.

     (b) Notwithstanding anything to the contrary elsewhere herein provided, the Trustee is specifically authorized to establish one or more short-term investment funds (each such fund when referred to specifically herein is sometimes referred to as a "STIF") provided that a STIF shall be subject to the following provisions:

          (i) The STIF may be invested in bonds, notes, commercial paper, certificates of deposit, repurchase agreements or other evidences of indebtedness (including variable rate notes) with effective maturity dates (or rights to exercise the put or sale of such investments) not exceeding 397 days from their date of settlement after purchase by the Trustee and/or registered investment companies which invest primarily in money market instruments ("Money Market Mutual Funds"), including registered investment companies sponsored or managed by the Trust Company or its Affiliates;

          (ii) Principal of the STIF shall be valued at the close of business of each Valuation Date at original cost adjusted for amortization of premiums and accretion of discounts.

     (c) Notwithstanding the investment objectives, restrictions and guidelines set forth in the relevant Fund Declaration, the assets of any Fund may be invested in obligations of the United States Government, commercial paper, certificates of deposit, savings and money market deposit accounts (including deposits bearing a reasonable rate of interest in the Trust Company or any of its Affiliates), Money Market Mutual Funds (including those sponsored or managed by the Trust Company or any of its Affiliates), or any other short-term fixed income investments (including without limitation any commingled short-term investment fund maintained by the Trust Company or any of its Affiliates for the collective investment of the assets of Qualified Investors whether such short-term investment fund is established and maintained pursuant to this Declaration of Trust or any other instrument).


     (d) The decision of the Trustee as to whether an investment is of a type which may be purchased for a Fund under the relevant Fund Declaration and this Declaration of Trust shall be conclusive.

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     (e)  Pending the selection and purchase of suitable investments, or the payment of expenses or other anticipated distributions, the Trustee may retain in cash, without liability for interest, such portion of the Fund as it shall deern reasonable under the circumstances.

     (f) The Trustee may use one or more computer programs which it believes will assist it in achieving the investment objectives of the Fund or in complying with the guidelines and restrictions applicable to the Fund.

                                   ARTICLE IV

                             Units of Participation

     4.1 Recording of Beneficial Interests. The beneficial interest of each Participant in a fund shall be represented by Units, each one of which shall be of equal value to every other. Each Unit shall represent an undivided proportionate interest in all assets and liabilities of the Fund, and all income, profits, and losses shall be allocated to all Units equally. No certificates of such Units shall be issued, but the Trustee shall keep books in which shall be recorded the number of Units standing to the credit of each Participant. The Trustee may from time to time divide the Units of the Fund into a greater number of Units of lesser value or decrease the number of Units of the Fund into a lesser number of Units of greater value provided that the proportionate interest of each Participant in the Fund shall not thereby be changed.

     4.2 Apportionment of Income, Profits and Losses. Except as herein provided, all income earned by a Fund after expenses shall be added to the principal of the Fund and invested and reinvested as a part thereof. The Trustee in its sole discretion may make pro rata distributions to each Participant of a Fund. Profits and losses of a Fund shall be credited or charged to the Fund. Notwithstanding the foregoing, (a) in the case of a STIF, as of the close of business on each Valuation Date, all net income (as determined by the Trustee in accordance with uniform rules which are intended to preserve the Unit value of the STIF at $1.00 or such other constant amount as the Trustee may specify to the Participants from time to time) shall be allocated among the Participants in proportion to the number of Units of each Participant in the STIF and shall be reinvested on behalf of each such Participant in additional Units of such STIF, and (b) if the Fund Declaration provides that the Fund's Unit Value shall be held constant (a "Constant Value Fund"), then as of the close of business on each Valuation Date an amount equal to the sum of all net income, realized gains and losses, and unrealized appreciation and depreciation (determined in accordance with this Article IV) shall be allocated among the Participants in proportion to the number of Units of each Participant in such Constant Value Fund and shall be reinvested in such Constant Value Fund on behalf of each such Participant in additional Units; provided, however, that such amount may be distributed in cash to a Participant, if the Participant so elects.

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     4.3 Valuation of Units. At the inception of a Fund, the value of each Unit of the Fund shall be deemed to be one dollar ($1.00) or such other amount as the Trustee shall specify in the Fund Declaration for such Fund, and thereafter, the value of each Unit shall be determined in accordance with the following provisions of this Section 4.3, except as otherwise provided elsewhere in this Declaration of Trust in the case of a STIF or a Constant Value Fund. As of the close of business on each Valuation Date, the Trustee shall determine the value of each Unit of the Fund by dividing the then fair value of the assets of the Fund (as determined in accordance with Section 4.4) by the number of Units of the Fund then allocated to Participants. Each valuation shall be completed within such period following each Valuation Date as may be specified by applicable laws or regulations and if no such date is so specifed, each valuation shall be made within ten (10) Business Days following each Valuation Date; provided, however, that if the Trustee cannot reasonably complete such valuation within the ten-day period it shall complete such valuation as soon as reasonably possible thereafter.

     4.4 Valuation Rules. Except as otherwise provided elsewhere in this Declaration of Trust in the case of a STIF, or as may be more specifically set forth in the Fund Declaration, the assets of the Fund shall be valued by the Trustee at fair value, in accordance with generally accepted valuation principles consistently followed and uniformly applied. At the discretion of the Trustee, certain securities and investments shall be stated at fair value on the basis of valuations furnished by a pricing service, approved by the Trustee, which determines valuations for such securities using methods based on market transactions for comparable securities and various relationships between securities which are generally recognized by institutional traders. The Trustee may conclusively rely upon any regularly published reports of sale prices, bid prices, and over-the-counter quotations for the values of any listed or unlisted securities or futures contracts. The reasonable and equitable decision of the Trustee regarding whether a method of valuation fairly indicates fair value, and the selection of a pricing service, shall be conclusive and binding upon all persons.

     4.5 Suspension of Valuations and Withdrawal Rights. Notwithstanding anything to the contrary elsewhere in this Agreement, the Trustee, in its sole discretion, may suspend the valuation of the assets or Units of any Fund pursuant to this Article IV and/or the right to make withdrawals from such Fund in accordance with Article V for the whole or any part of any period when (i) any market or stock exchange on which a significant portion of the investments of such Fund are quoted is closed (other than for ordinary holidays) or during which dealings therein are restricted or suspended; (ii) there exists any state of affairs which, in the opinion of the Trustee, constitutes an emergency as a result of which disposition of the assets of such Fund would not be reasonably practicable or would be seriously prejudicial to the Participants therein; (iii) there has been a breakdown in the means of communication normally employed in determining the price or value of any of the investments of such fund, or of current prices on any stock exchange on which a significant portion of the investments of such Fund are quoted, or when for any reason the prices or values of any investments owned by such Fund cannot reasonably be promptly and accurately ascertained; or (iv) the transfer of funds involved

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in the realization or acquisition of any investment cannot, in the opinion of the Trustee, be effected at normal rates of exchange.

                                    ARTICLE V

                            Deposits and Withdrawals

     5.1 Deposits. With the consent of the Trustee and upon such prior notice as the Trustee may specify from time to time to the Qualified Investors, a Qualified Investment may, as of any Valuation Date (or, in the case of a STIF, as of such Valuation Dates as the Trustee may designate from time to time), deposit assets in such proportions among the Funds as the Investing Fiduciary of such Qualified Investor shall instruct. The Trustee shall be fully protected in following the instructions of the Investing Fiduciary as to the amounts and proportions of the assets of any deposit to be placed in each of the Funds. If, with the consent of the Trustee, assets that are to be deposited in a Fund other than the STIF are received by the Trustee prior to a Valuation Date, the Trustee may, in its sole discretion, invest such assets in such other Fund or Funds (including, without limitation, any STIF) as the Trustee deems appropriate until the next Valuation Date following receipt of such assets. Only money and such other assets as are permissible investments for the Fund, and acceptable to the Trustee, may be deposited in such Fund. Assets other than money deposited in a Fund shall be valued at their fair value (as determined under Section 4.4) as of the close of business on the Valuation Date on which the deposit is made. The Trustee shall credit to the account of such Participant which makes a deposit in the Fund that number of Units which the deposit will purchase at the then value of each Unit. All deposits to a Fund shall be deemed to have been made as of the close of business on the relevant Valuation Date.

     5.2 Withdrawals. Subject to Section 4.5 of this Declaration of Trust, the Investing Fiduciary of a Participant may, as of the close of business on any Valuation Date (or, in the case of a STIF, as of the close of business on such Valuation Dates as the Trustee may designate from time to time), withdraw any number of Units from the Fund provided that such right of withdrawal may be further limited in the fund Declaration applicable to such Fund. Notice of withdrawal must be received by the Trustee no later than fifteen (15) days prior to such Valuation Date or within such other prior notice period as the Trustee may establish in the Fund Declaration, but the Trustee may waive this requirement in any case.

     5.3 Distributions Upon Withdrawal. Upon the withdrawal of Units from a Fund, the Trustee shall distribute to the Participant making such withdrawal a sum arrived at by multiplying the number of Units withdrawn by the value of each Unit as of the close of business on the relevant Valuation Date. The sum shall be distributed in cash or in kind or partly in cash and partly in kind, in any manner consistent with applicable Massachusetts law, as the Trustee in its sole discretion shall determine. The value of any asset other than cash which is transferred shall be deemed to be the value thereof (as determined under Section 4.4) as of the close of business on the Valuation Date on which the withdrawal is made. Such distribution shall be effected within a reasonable time following the applicable Valuation Date except that such distribution may be delayed if the Trustee determines that it cannot reasonably make such distribution on account of any order, directive or other interference by an official or agency of any government or any other cause reasonably beyond its control including, but not limited to, illiquid markets or illiquid securities. The Participant receiving such distribution shall not be entitled to any interest or income earned on such monies pending distribution.

     5.4 Distribution Upon Disqualification. Notwithstanding any provision herein to the contrary, if the Trustee receives notice that a Participant has ceased to be a Qualified Investor (as defined in Section 1.12), then all Units allocated to such Participant shall be withdrawn from the Fund as of the close of business on the first Valuation Date which is more than fifteen (15) days (or such other period as the Trustee determines to be reasonable) after the date the Trustee receives such notice and distribution shall be made in accordance with Section 5.3 as soon as reasonably possible.

     5.5 Title To Assts. All of the assets of each Fund shall at all times be considered as vested in the Trustee in a fiduciary capacity. No Participant shall be deemed to have severable ownership in any individual asset in any Fund or any right of participation or possession thereof. Except as otherwise specifically provided herein, each Participant shall have a proportionate, undivided, beneficial interest in each Fund in which such Participant participates and shall share ratably in the income, profits and losses thereof with the other Participants participating in such Fund.

     5.6 Expenses Chargeable to the Participant. Notwithstanding any provision of this Declaration of Trust to the contrary, brokerage fees and other expenses (including, but not limited to, settlement, stamp taxes, duty, stock listing and related expenses) incurred in connection with the purchase or sale of securities relating to or arising out of the deposit of assets in a Fund or the withdrawal of assets from a Fund by a Participant may, in the Trustee's discretion, be charged to such Participant. Such charge may be effected either by a corresponding adjustment in the number of Units of such Fund credited to such Participant or by a direct assessment against such Participant.

     For purposes of clarity, such expenses may also include intra-day market gain or loss attributable in the determination of the Trustee to the purchase or sale of securities by the fund in connection with Participant contributions or withdrawals, and may be aggregated across contributing or withdrawing Participants, as the case may be, on a weighted average basis as determined by the Trustee for any given trading period.


                                   ARTICLE VI

                          Rights and Duties of Trustee

     6.1 Powers of the Trustee. In exercising its exclusive right to manage and control the Funds created hereby, the Trustee shall have the following rights and powers which are in addition to any other powers or rights conferred by law or by other Articles of this Declaration of Trust or by a Fund Declaration:

     (a) to hold, manage, and control all property at any time forming part of a Fund and, consistently with the investment objectives, restrictions and guidelines set forth in the relevant Fund Declaration, to invest and reinvest any or all of the assets of a Fund in any property, real, personal or mixed, wherever situated, and whether or not productive of income or consisting of wasting assets, including, without limitation, common and preferred stocks; bonds; notes; debentures; foreign securities; commodities; futures; stock options and option contracts of any type, whether or not traded on any exchange; contracts for the immediate or future delivery of financial instruments and other property; direct or indirect investments in real property through fee ownership, leases, loans secured by primary or subordinated liens or mortgages on real property (including, without limitation, any collective or part interest in any bond and mortgage or note and mortgage), or stock or other securities of corporations, partnerships or other entities holding or investing in real property, including mortgage-backed securities, or other assets, including asset-backed securities; certificates of deposit, demand or time deposits (including deposits bearing a reasonable rate of interest in the Trust Company or any of its Affiliates); bills; certificates; acceptances; repurchase agreements; commercial paper; variable rate or master notes; interests in trusts; limited partnership interests; interests in or shares of mutual funds or other investment companies (whether or not incorporated and whether or not registered under the Investment Company Act of 1940, as amended, including any such mutual funds or investment companies managed or sponsored by the Trust Company or any of its Affiliates); interest in collective investment trusts which are exempt from tax under applicable Internal Revenue Service rulings and regulation (including, without limitation, any collective investment trust maintained by the Trust Company or any of its Affiliates for the collective investment of the assets of Qualified Investors whether such collective investment trust is established and maintained pursuant to the Declaration of Trust or any other instrument), and, while the assets of any Fund are so invested, such collective investment trusts shall constitute a part of this Declaration of Trust with respect to such Fund; foreign currencies; contracts for the immediate or future delivery of foreign currecies; insurance policies and contracts; annuity contracts; oil, mineral or gas properties, royalties, interests or rights (including equipment pertaining thereto); gems, works of art, gold bullion and coin; evidences of indebtedness or ownership in foreign corporations or other enterprises; indebtedness of foreign governments, foreign agencies or international organizations; patents, copyrights, trade secrets, licenses, or royalties; or any other property of any kind, real or personal, tangible or intangible, as the Trustee may deem advisable; without being limited to

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          classes of property in which trustees are authorized to invest trust funds by any law, or an rule of court, of any state and without regard to the proportion any such property or interest may bear to the entire amount of the STATE STREET BANK AND TRUST COMPANY INVESTMENT FUNDS FOR TAX EXEMPT RETIREMENT PLANS or of any Fund;

     (b) to retain any property, real or personal, tangible or intangible, at any time received by it;

     (c) to sell, convey, transfer, exchange, pledge, grant options on or otherwise dispose of the property of the Fund from time to time in such manner, for such consideration and upon such terms and conditions as the Trustee, in its discretion, shall determine;

     (d) to employ such brokers, agents, consultants, custodians (including foreign custodians), depositories, advisers, and legal counsel as may be reasonably necessary or desirable in the Trustee's judgment in managing and protecting a Fund including, but not limited to, Affiliates and, subject to applicable law, to pay their reasonable expenses and compensation out of the Fund;

     (e) to settle, compromise, abandon or submit to arbitration all claims and demands in favor of or against a Fund and to establish reserves in connection therewith; to commence or defend suits or legal proceedings whenever, in its judgment, any interest of a Fund requires it; and to represent a Fund in all suits or legal proceedings in any court or before any other body or tribunal;

     (f) to borrow money, with or without security, for a Fund; to encumber property of a Fund by mortgages or deeds of trust to secure repayment of indebtedness; to assume existing mortgages or deeds of trust on properties acquired by Fund; and to acquire properties subject to existing mortgages or deeds of trust, all subject to Section 3.3;

     (g) except as may be provided otherwise in the Fund Declaration, to vote any security forming part of a Fund either in person or by proxy for any purpose; to exercise any conversion privilege or subscription right given to the Trustee as the owner of any security forming part of a Fund; to consent to take any action in connection with, and receive and retain any securities resulting from any reorganization, consolidation, merger, readjustment of the financial structure, sale, lease or other disposition of the assets of any corporation or other organization, the securities of which may constitute a portion of a Fund;

     (h) to cause any securities or other property which may at any time form a part of a fund to be issued, held or registered in the individual name of the Trustee, or in the name of its nominee or agent (including any custodian employed by Trustee, any nominee of such a custodian, and any depository, clearing corporation or other similar system), or in such form that title will pass by delivery;

     (i) to enter into stand-by agreements for future investment either with or without a stand-by fee;

     (j) to lend any securities and to secure the same in any manner, and during the term of such loan to permit the securities so lent to be transferred in the name of and voted by the borrower, or others, provided that in lending securities of a Fund the Trustee shall comply with ERISA Prohibited Transaction Class Exemptions 81-6 and 82-63 to the extent applicable;

     (k) to collect and receive any and all money and other property due to any Fund and to give full discharge thereof;

     (l) to maintain the indicia of ownership of assets outside the United States to the extent permitted by applicable Federal regulations;

     (m) to organize corporations or partnerships or trusts for the purpose of acquiring and holding title, to any property which the Trustee is authorized to acquire under subparagraph (a) of this Paragraph 6.1;

     (n) to manage, improve, repair, mortgage, lease for any term and control all property, real or personal, at any time forming part of the Fund upon such terms and conditions as the Trustee, in its discretion, shall determine;

     (o) to enter into custodian and sub-custodian agreements with one or more banks located outside the United States to the extent permitted by ERISA pursuant to which such foreign banks will, in addition to acting as custodian, provide brokerage services with respect to Fund assets held in custody, but only if the Trustee has determined that the total compensation paid to such foreign bank is reasonable in light of all the services being rendered;

     (p) to convert any monies into any currency through foreign exchange transactions to the extent permitted under ERISA;

     (q) on behalf of each of the Participants, to delegate responsibility for the management of all or any of the assets of the Funds to one or more investment managers (as such term is defined in Section 3(38) of the Employee Retirement Income Security Act of 1974, as amended).

     (r) to do all other acts in its judgment necessary or desirable for the proper administration of a Fund or with respect to the investment, disposition or liquidation of any assets of a Fund, although the power to do such acts is not specifically set forth herein.

     6.2 Records and Accounts. The Trustee shall keep full records and books of account. The Trustee's accounts shall be kept on an accrual basis. Annually, within a reasonable period after the close of each fund's Fiscal Year, the Trustee shall furnish a written account of the operation of the Fund for the preceding Fiscal Year to the Investing Fiduciary of each Participant having an interest in such Fund during the Fiscal Year, or, if such Investing Fiduciary is to Trust Company, to the Qualified Investor Signatory. Any person to whom an account of the Trustee is furnished may approve such account by an instrument in writing delivered to the Trustee. If objections to specific items in such account are filed with the Trustee within sixty (60) days after the account has been furnished and the Trustee believes such objections to be valid, the Trustee may adjust the account in such manner as it deems equitable under the circumstances. Each person to whom the Trustee furnishes an account shall be notified by the Trustee of any adjustments so made. If

     (a) all persons to whom such account of the Trustee is furnished approve such account, or

     (b) no objections to specific items in such account are filed with the Trustee within sixty (60) days after the account has been furnished, or

     (c) the Trustee shall give notice of an adjustment of the account and legal proceedings are not commenced against the Trustee within sixty
          (60) days after notice of such adjustment has been furnished,

then the account of the Trustee, with respect to all matters contained therein (as originally furnished if no adjustment was made, or as adjusted if an adjustment was made), shall be deemed to have been approved with the same effect as though judicially approved by a court of competent jurisdiction in a proceeding in which all persons interested were made parties and were properly represented before such court. The Trustee hereunder, nevertheless, shall have the right to have its accounts settled by judicial proceeding if it so elects, in, which case the only necessary parties shall be the Trustee hereunder and each person to whom the Trustee furnishes an account.

     6.3 Audits and Reports. The Trustee shall at least once each year cause an independent certified public accountant to audit each Fund. The reasonable expense of such audit shall be charged to the Fund. A copy of the report of such audit shall be furnished, or a notice given that a copy of such report is available and will be furnished without charge upon request, to each person entitled to receive a copy of the annual account of the Trustee hereunder. The cost of distribution of the report shall be borne by the Trustee.

     6.4 Governmental Filings. The Trustee shall make direct filings on behalf of the Participants with the Department of Labor of the information described in 29 C.F.R. (ss.)2520.103-12.

     6.5 Expenses and Fees. The Trustee may pay all reasonable expenses of the Fund (including counsel fees and expenses of litigation) that may be lawfully charged to the Fund under applicable laws and regulations. The Trustee shall be entitled to receive a reasonable fee for its services as Trustee and, if the Fund Declaration so provides and to the extent not inconsistent with Section 406(b) or any other provision of ERISA, for its services as custodian with respect to a Fund. The amount of such fees or the basis on which such fees shall be determined and charged may be (i) established in the Fund Declaration applicable to the Fund, as amended from time to time, (ii) established in such schedules as the Trustee may furnish to the Participants from time to time, or
(iii) negotiated separately with each Participant in the Fund. Such fees may be charged against the Fund (as long as the fees charged against the Fund are uniform for all Participants) or may be paid directly by the individual Participants or Plan Sponsors. If the fees are to be charged to each Participant separately, the Trustee may, in its discretion, charge the fees against the interest of a Participant in the Fund by redemption of such Participant's Units. The expenses incurred in connection with a deposit of assets in a fund or a withdrawal of assets from a Fund by a Participant may be charged to such Participant pursuant to the provisions of Section 5.6.

     6.6 Mailing of Notices, Accounts and Reports. Notices, accountings and reports required to be given or furnished by the Trustee may be given or furnished by actual delivery, or by mailing by first class mail, postage prepaid, to the most recent address known, to the person or persons entitled to receive such notice, accounting or report. The date of such actual delivery or of such mailing, as the case may be, for all purposes hereunder, shall be deemed to be the date as of which such notice, accounting or report was given in the case of actual delivery or the date upon which such mailing was made.

     6.7 Reliance on Authority of Trustee. Persons dealing with the Trustee shall be under no obligation to see to the proper application of any money paid or property delivered to the Trustee or to acquire into the Trustee's authority as to any transaction.


                                  ARTICLE VII


                         Amendment; Termination; Merger

     7.1 Amendment. This Declaration of Trust may be amended from time to time by the Trust Company. Such an amendment may be retroactive and, in any event, shall become effective on the date specified by the Trust Company; provided that no amendment may either directly or indirectly operate to deprive any Participant of its beneficial interest in any Fund as it is then constituted. Notice of such amendment shall be sent to each person entitled to receive a copy of the Trustee's annual account for such Fund. A Fund Declaration may be amended from time to time by the Trust Company as provided in Section 3.3(a) of this Declaration of Trust.

     7.2 Termination. Subject to the terms of the Fund Declaration applicable to a Fund, the Trustee may, on any Valuation Date, without advance notice to any person, terminate a Fund, and thereupon the value of each Unit in such Fund shall be determined and there shall be distributed to each Participant in cash or in kind or partly in cash and partly in kind a sum arrived at by multiplying the number of Units in the account of each Participant by the value of each Unit at the close of business on such Valuation Date all as provided in Section 5.3.

     7.3 Merger

     (a) From time to time, the Trust Company in its discretion may merge any two or more of the Funds now or hereafter established or maintained pursuant to this Declaration of Trust in whole or in part, in such manner and under such terms and conditions as the Trust Company in its discretion may determine. Any such merger shall be consistent with this Article VII and shall become effective only as of a Valuation Date. Such merger shall thereupon be binding upon every Participant of the Funds which are merged and upon every fiduciary thereof and upon every person beneficially interested therein. Notice of any proposed merger shall be sent to each Investing Fiduciary (or if the Investing Fiduciary is the Trustee, to the Qualified Investor Signatory) of the Participants in the Funds being merged at least thirty days prior to the effective dates of such merger.

     (b) As of the effective date of any merger authorized by subsection (a), the assets of each of the Funds involved shall be valued in accordance with Section 4.4 of this Declaration of Trust, and the value of the Units of each merging Fund shall be determined. Thereupon all the combined assets of all Funds involved in the merger shall be divided by the Trustee into such number of equal Units of the Fund created by the merger (the "Merged Fund") as the Trustee shall determine. There then shall be allocated to each Participant in the Funds being merged such number of Units of the Merged Fund as will have a total net value equal to the value of the aggregate Units held by each Participant in one or the other or both of the respective Funds prior to the Merger. The value of the beneficial interest of each Participant in the Merged Fund shall be equal to the aggregate value of such Participant's beneficial interest(s) in the separate Funds involved in such merger immediately prior to the merger.

                                  ARTICLE VIII

                              Liquidating Accounts

     8.1 Establishment of Liquidating Accounts. The Trustee may from time to time in its discretion transfer any investment of a Fund to a liquidating account or accounts. Each liquidating account shall be maintained and administered solely for the ratable benefit of the Participants interested in the Fund at the time such account is established. The primary purpose of liquidating accounts shall be to provide a method of liquidation of the assets contained therein, but the period during which the Trustee may continue to hold any such assets shall rest in its discretion.

     8.2 Powers and Duties of Trustee. The Trustee shall have, in addition to all of the powers granted to it by law and by the terms of this Declaration of Trust, each and every discretionary power of management of the assets contained in a liquidating account and of all proceeds of such assets which the Trustee shall deem necessary or convenient to accomplish the liquidation of such assets. At the time of the establishment of a liquidating account, the Trustee shall prepare a schedule showing the interest of each Participating Trust therein. When the assets of such liquidating account shall have been completely distributed, such schedule shall be thereafter held as part of the permanent records of the Fund to which the liquidating account relates. The Trustee shall include in any report of audit for a Fund, a report for each liquidating account established in connection with such Fund.

     8.3 Limitation on Investment of Further Money. No further money shall be invested in any liquidating account except that the Trustee shall have the power and authority, if in the Trustee's opinion such action is advisable for the protection of any asset held therein, to borrow money from others to be secured by the assets held in such liquidating account and to give and renew such note or notes therefor as the Trustee may determine.

     8.4 Distributions. The Trustee may make distributions from a liquidating account in cash or in kind or partly in cash and partly in kind, and, except as otherwise provided in the Fund Declaration for the Fund to which such liquidating account relates, the time and manner of making all such distributions shall rest in the sole discretion of the Trustee; provided that all such distributions as of any one time shall be made in a manner consistent with applicable Massachusetts law.

     8.5 Effect of Establishing Liquidating Accounts. After an asset of a Fund has been set apart in a liquidating account, it shall be subject to the provisions of this Article VIII, but such asset shall also be subject to all other provisions of this Declaration of Trust so far as the same shall be applicable thereto and not inconsistent with the provisions of this Article
VIII. For the purpose of deposits to and withdrawals from a Fund, the value of any investment transferred therefrom to a liquidating account shall be excluded.

                                   ARTICLE IX

                                  Miscellaneous

     9.1 Spendthrift Provision. The beneficial interests of the Participants in a Fund shall not be assignable or subject to attachment or receivership nor shall such interests pass to any trustee in bankruptcy or be reached or applied by any legal process for the payment of any obligation of any Participant except as otherwise required to retain qualification under Code Section 457 in the case of a Participant which is a plan within the meaning of Code Section 457.

     9.2 Judicial Proceedings Involving Funds. The Trustee shall be deemed to represent all persons, natural or legal, having an interest in a Fund for the purposes of all judicial proceedings affecting the Fund or any asset thereof, and only the Trustee need be made a party to any such action.

     9.3 Successors and Assigns. In the event that the Trust Company shall at any time merge or consolidate with, or shall sell or transfer substantially all of its assets to, another trust company or corporation, state or federal, the trust company or corporation resulting from such merger or consolidation or the trust company or corporation into which it is converted, or to which such sale or transfer shall be made, shall thereupon become and be substituted hereunder in the place of the Trust Company and shall become the Trustee hereunder with the same effect as though originally so named.

     9.4 Controlling Law. The powers and duties of the Trustee and all questions of interpretation of this Declaration of Trust shall be governed by ERISA, as amended, and to the extent permitted by such law, by the laws of the Commonwealth of Massachusetts. The Trust established by this Declaration of Trust is organized in the United States and will be maintained at all times as a domestic trust in the United States.

     9.5 Effective Dates. This Third Amended and Restated Declaration of Trust shall be effective as of February 1, 2004.

     IN WITNESS WHEREOF, STATE STREET BANK AND TRUST COMPANY has caused its name to be hereunto signed by its proper officer as of the 22nd day of December, 2003.

ATTEST                                         STATE STREET BANK AND
                                               TRUST COMPANY


/s/ Randall J. Carrigan                        By: /s/ Timothy B. Harbert
------------------------------------             -----------------------------
Name:  Randall J. Carrigan                             Timothy B. Harbert
Title: Principal and Senior Counsel                    Executive Vice President

COMMONWEALTH OF MASSACHUSETTS   )
                                )SS.
COUNTY OF SUFFOLK               )

On this 22nd day of December, 2003, before me personally came Timothy B. Harbert and Randall J. Carrigan to me personally known, who being by me duly sworn did depose and say that they reside in Lynnfield, Massachusetts and Swampscott, Massachusetts, respectively; that they are the Executive Vice President and Principal and Senior Counsel, respectively of STATE STREET BANK AND TRUST COMPANY, the Trust Company described in and which executed the foregoing instrument; that they know the seal of said Trust Company; that the seal was affixed by the authority of the Board of Directors of said Trust Company; and that they signed their names thereto by like authority; and the said Timothy B. Harbert and Randall J. Carrigan severally acknowledged said instrument to be their free act and deed and the free act and deed of said Trust Company.


     IN WITNESS HERETO, 1 have hereunto set my hand and affixed my notarial seal at the City of Boston, in the County of Suffolk and Commonwealth of Massachusetts, on the day and year above appearing.



                                         /s/ Kelly A. Broderick
                                         -------------------------------------
                                         Notary Public: Kelly A. Broderick
                                         My commission expires: January 11, 2010

                                   SCHEDULE A

                              Declaration of Trust
                       State Street Bank and Trust Company
                Investment Funds for Tax Exempt Retirement Plans

                                 Existing Funds*
                                 ---------------

Active REIT Fund
Active U.S. Large Cap Core Fund
Active U.S. Large Cap Core Fund Series A
Active U.S. Large Cap Core Fund Series D
Active U.S. Large Cap Growth Fund
Active U.S. Large Cap Growth Fund Series A
Active U.S. Large Cap Value Fund
Active U.S. Large Cap Value Fund Series A
Active U.S. Mid Cap Fund
Active U.S. Mid Cap Fund Series A
Active U.S. Small Cap Securities Lending Fund
Active U.S. Small Cap Securities Lending Fund Series A
Active U.S. Value/Growth Fund
Active U.S. Value/Growth Fund Series A
Aggressive Strategic Balanced Securities Lending Fund
Allstate Balanced Fund
Asset Backed Index Fund
Asset Backed/Commercial Mortgage Backed Index Fund
Australia MSCI Index Fund
Australia MSCI Index Securities Lending Fund
Australia Primary Market Index Securities Lending Fund
Australia Stock Performance Index Futures Fund
Austria MSCI Index Fund
Austria MSCI Index Securities Lending Fund
Austria Primary Market Index Securities Lending Fund
Balanced Growth Active Securities Lending Fund
Balanced Growth Index Securities Lending Fund
Balanced Securities Lending Fund Series A
Baring Full Active/Passive Fund (Lending) (Fund G)
Barings International Active/Passive Fund B
Barings International Active/Passive Non-Lending Fund A
Barings International Active/Passive Non-Lending Fund B
Belgium MSCI Index Fund
Belgium MSCI Index Securities Lending Fund
Belgium Primary Market Index Securities Lending Fund
Bond Market Fund
Bond Market Fund Series A

Bond Market Fund Series C
Bond Market Index Securities Lending Fund Series C
Canada MSCI Index Fund
Canada MSCI Index Securities Lending Fund
Canada Primary Market Index Securities Lending Fund
Canada Small Cap Index Securities Lending Fund
Commercial Mortgage Backed Index Fund
Conservative Strategic Balanced Securities Lending Fund
Credit 1-3 Year Index Fund
Credit 1-3 Year Index Securities Lending Fund
Credit 3-10 Year Index Fund
Credit 3-10 Year Index Securities Lending Fund
Credit Fund
Czech Republic Primary Market Index Securities Lending Fund
Daily Active Emerging Markets Fund
Daily Active Emerging Markets Securities Lending Fund
Daily Active International Securities Lending Fund
Daily EAFE Fund
Daily EAFE Fund Series C
Daily EAFE Hedged Fund Series A
Daily EAFE Securities Lending Fund
Daily EAFE Securities Lending Fund Series A
Daily EAFE Securities Lending Fund Series T
Daily Emerging Markets Index Fund
Daily Emerging Markets Index Fund Series A
Daily Emerging Markets Index Fund Series T
Daily International Alpha Securities Lending Fund
Daily MSCI Europe Index Fund
Daily MSCI Europe Index Securities Lending Fund
Daily MSCI Japan Index Fund
Daily MSCI Japan Index Securities Lending Fund
Daily MSCI Pacific Basin Ex-Japan Index Fund
Daily MSCI Pacific Basin Ex-Japan Index Securities Lending Fund
Denmark MSCI Index Fund
Denmark MSCI Index Securities Lending Fund
Denmark Primary Market Index Securities Lending Fund
Developed Primary Market Securities Lending Fund
Diversified International Equity Fund
Diversified Large Cap Growth fund
Diversified Large Cap Value Fund
Diversified Small Cap Fund
Diversified U.S. Bond Fund
Dow Jones 100% Global Portfolio Index Fund
Dow Jones 20% Global Portfolio Index Fund
Dow Jones 40% Global Portfolio Index Fund

Dow Jones 60% Global Portfolio Index Fund
Dow Jones 80% Global Portfolio Index Fund
EAFE Bottom Up Securities Lending Fund
Europe Small Cap Index Securities Lending Fund


Finland MSCI Index Fund
Finland MSCI Index Securities Lending Fund
Finland Primary Market Index Securities Lending Fund
France MSCI Index Fund
France MSCI Index Securities Lending Fund
France Primary Market Index Securities Lending Fund
France Stock Performance Index Futures Fund
Germany MSCI Index Fund
Germany MSCI Index Securities Lending Fund
Germany Primary Market Index Securities Lending Fund
Germany Stock Performance Index Futures Fund
Global Fixed Income Opportunities Securities Lending Fund
Government Credit Bond Fund
Government Credit Bond Fund Series A
Government Fund
Government Short Term Investment Fund
Greece MSCI Emerging Markets Index Fund
Greece MSCI Index Fund
Greece Primary Market Index Securities Lending Fund
Growth Active Securities Lending Fund
Growth Fund (Index)
Growth Index Securities Lending Fund
Hong Kong MSCI Index Fund
Hong Kong MSCI Index Securities Lending Fund
Hong Kong Primary Market Index Securities Lending Fund
Hong Kong Stock Performance Index Futures Fund
Hungary MSCI Emerging Markets Index Fund
Hungary Primary Market Index Securities Lending Fund
Iceland Primary Market Index Securities Lending Fund
Income and Growth Index Securities Lending Fund
Index Plus Fund
Index Plus Securities Lending Fund
Intermediate Bond Securities Lending Fund
Intermediate Bond Securities Lending Fund Series A
Intermediate Credit Index Fund
Intermediate Credit Index Securities Lending Fund
Intermediate U.S. Government Index Fund
Intermediate U.S. Government Index Securities Lending Fund
International Growth Opportunities Fund
International Growth Opportunities Fund Series A

International Growth Opportunities Securities Lending Fund International Growth Opportunities Securities Lending Fund Series A International Markets Securities Lending Fund
International Stock Performance Index Futures Fund
Ireland MSCI Index Fund
Ireland Primary Market Index Securities Lending Fund
Italy MSCI Index Fund
Italy MSCI Index Securities Lending Fund
Italy Primary Market Index Securities Lending Fund
Italy Stock Performance Index Futures Fund
Japan MSCI Index Fund
Japan MSCI Index Securities Lending Fund
Japan Primary Market Index Securities Lending Fund
Japan Stock Performance Index Futures Fund
Large Growth Index Securities Lending Fund
Large Growth Index Securities Lending Fund Series A
Large Value Index Securities Lending Fund
Large Value Index Securities Lending Fund Series A
Life Solutions Balanced Growth Active (II) Securities Lending Fund Life Solutions Balanced Growth Index (I) Securities Lending Fund Life Solutions Balanced Growth Index (II) Securities Lending Fund Life Solutions Growth Active (II) Securities Lending Fund
Life Solutions Growth Index (I) Securities Lending Fund
Life Solutions Growth Index (II) Securities Lending Fund
Life Solutions Income and Growth Active (II) Securities Lending Fund Life Solutions Income and Growth Index (I) Securities Lending Fund Life Solutions Income and Growth Index (II) Securities Lending Fund Lifecycle Fund Group Trust - Conservative
Lifecycle Fund Group Trust - Moderate
Limited Duration Bond Fund
Liquidity Buffer Fund
Long Credit Index Fund
Long Credit Index Securities Lending Fund
Long Credit Index Securities Lending Fund Series A
Long Treasury Inflation Protected Securities Lending Index Fund
Long U.S. Agency Index Fund
Long U.S. Agency Index Securities Lending Fund
Long U.S. Government Index Fund
Long U.S. Government Index Securities Lending Fund
Long U.S. Government Index Securities Lending Fund Series A
Long U.S. Treasury Index Fund
Long U.S. Treasury Index Securities Lending Fund
Malaysia MSCI Index Fund
Malaysia S&P/IFCI Index Fund
Moderate Strategic Balanced Securities Lending Fund

Mortgage Backed Index Fund
Mortgage Backed Index Securities Lending Fund
Mortgage Fund
MSCI Consumer Discretionary Sector Index Securities Lending Fund
MSCI EAFE Index Fund
MSCI EAFE Securities Lending Fund
MSCI Energy Sector Index Securities Lending Fund
MSCI Financials Sector Index Securities Lending Fund
MSCI Health Care Sector Index Securities Lending Fund
MSCI Industrials Sector Index Securities Lending Fund
MSCI Information Technology Sector Index Securities Lending Fund
MSCI Materials Sector Index Securities Lending Fund
Muldex Medium Quality Growth Fund
Netherlands MSCI Index Fund
Netherlands MSCI Index Securities Lending Fund
Netherlands Primary Market Index Securities Lending Fund
New Zealand MSCI Index Fund
New Zealand MSCI Index Securities Lending Fund
New Zealand Primary Market Index Securities Lending Fund
Norway MSCI Index Fund
Norway MSCI Index Securities Lending Fund
Norway Primary Market Index Securities Lending Fund
Pacific Small Cap Index Securities Lending Fund

Passive 1-3 Year Credit Index Fund
Passive Bond Market Index Fund
Passive Bond Market Index Securities Lending Fund
Passive Bond Market Index Securities Lending Fund Series A
Passive Bond Market Index Securities Lending Fund Series C
Passive Government Credit Bond Index Securities Lending Fund
Passive Intermediate Aggregate Bond Index Securities Lending Fund
Passive Intermediate Bond Index Securities Lending Fund Series A
Passive Intermediate Bond Index Securities Lending Fund Series C
Passive Intermediate Government Credit Bond Index Fund
Passive Intermediate Government Credit Bond Index Securities Lending Fund Passive World Government Bond ex-U.S. Index Fund
Passive World Government Bond ex-U.S. Securities Lending Fund
Passive World Government Bond Ex-U.S. Securities Lending Fund Series A Portugal MSCI Index Fund
Portugal MSCI Index Securities Lending Fund
Portugal Primary Market Index Securities Lending Fund
Principal Accumulation Return Fund
Quality A Short Term Investment Fund
Quality D Short Term Investment Fund
REIT Index Fund

REIT Index Fund Series A
Russell 1000 Growth Index I Securities Lending Fund
Russell 1000 Growth Index Securities Lending Fund Series A
Russell 1000 Index Securities Lending Fund
Russell 1000 Index Securities Lending Fund Series A
Russell 1000 Value Index Securities Lending Fund
Russell 1000 Value Index Securities Lending Fund Series A
Russell 2000 Growth Index Securities Lending Fund
Russell 2000 Growth Index Securities Lending Fund Series A
Russell 2000 Index Fund
Russell 2000 Index Fund Series A
Russell 2000 Index Fund Series C
Russell 2000 Index Securities Lending Fund
Russell 2000 Index Securities Lending Fund Series A
Russell 2000 Index Securities Lending Fund Series C
Russell 3000 Equity Index Securities Lending Fund
Russell 3000 Index Fund
Russell 3000 Index Fund Series A
Russell 3000 Index Securities Lending Fund
Russell 3000 Index Securities Lending Fund Series A
Russell Small Cap Completeness Index Fund Series A
Russell Small Cap Completeness Index Fund
Russell Small Cap Completeness Index S/L Fund
Russell Small Cap Completeness Index Securities Lending Fund Series A Russell Top 200 Index Fund
Russell Top 200 Value Fund
S&P 500 Conservative Index Fund
S&P 500 Flagship Fund S&P 500 Flagship Fund Series A
S&P 500 Flagship Fund Series C
S&P 500 Flagship Fund Series D
S&P 500 Flagship Fund Series F
S&P 500 Flagship Fund Series G
S&P 500 Flagship Fund Series L
S&P 500 Flagship Non-Lending Fund
S&P 500 Flagship Non-Lending Fund Series A
S&P 500 Flagship Non-Lending Fund Series C
S&P 500 Value/Growth Selection Securities Lending Fund
S&P 500 Value/Growth Selection Securities Lending Fund
S&P Growth Index Securities Lending Fund
S&P Midcap Index Fund
S&P Midcap Index Fund Series A
S&P Midcap Index Fund Series C
S&P Midcap Index Securities Lending Fund
S&P Value Index Securities Lending Fund

Short Term Bond Securities Lending Fund
Short Term Investment Fund (STIF)
Singapore MSCI Index Fund
Singapore MSCI Index Securities Lending Fund
Singapore Primary Market Index Securities Lending Fund
Slovenia Primary Market Index Securities Lending Fund
Small Cap Growth Index Plus Fund
Small Cap Growth Opportunities Fund
Small Cap Growth Opportunities Securities Lending Fund
Small Growth Index Fund
Small Growth Index Fund Series A
Small Value Index Fund
Small Value Index Securities Lending Fund
Small Value Index Securities Lending Fund Series A
Socially Responsible Equity Securities Lending Fund
Socially Responsible Equity Securities Lending Fund Series A South Africa MSCI Emerging Markets Index Fund
South Africa MSCI Emerging Markets Index Securities Lending Fund Spain MSCI Index Fund
Spain MSCI Index Securities Lending Fund
Spain Primary Market Index Securities Lending Fund
Spain Stock Performance Index Futures Fund
Stable Income Fund II
Stable Value Fund
State Street Stable Value Fund
Stock Performance Index Futures Fund
Super Collateral Fund
Sweden MSCI Index Fund
Sweden MSCI Index Securities Lending Fund
Sweden Primary Market Index Securities Lending Fund
Sweden Stock Performance Index Futures Fund
Switzerland MSCI Index Fund
Switzerland MSCI Index Securities Lending Fund
Switzerland Primary Market Index Securities Lending Fund Treasury Inflation Protected Securities Index Fund
Treasury Inflation Protected Securities Index Fund Series A
U.S. Agency 1-3 Year Index Fund
U.S. Agency 1-3 Year Index Securities Lending Fund
U.S. Agency 3-10 Year Index Fund
U.S. Agency 3-10 Year Index Securities Lending Fund
U.S. Aggressive Growth Fund
U.S. Core Opportunities Fund
U.S. Core Opportunities Fund Series A
U.S. Extended Market Index Securities Lending Fund
U.S. Extended Market Index Securities Lending Fund Series A

U.S. Growth & Income Fund Series A
U.S. Large Cap Growth Opportunities Fund
U.S. Large Cap Growth Opportunities Fund Series A
U.S. Small Cap Index Futures Fund
U.S. Total Market Index Securities Lending Fund
U.S. Total Market Index Securities Lending Fund Series A
U.S. Treasury 1-3 Year Index Fund
U.S. Treasury 1-3 Year Index Securities Lending Fund
U.S. Treasury 3-10 Year Index Fund
U.S. Treasury 3-10 Year Index Securities Lending Fund
United Kingdom MSCI Index Fund
United Kingdom MSCI Index Securities Lending Fund
United Kingdom Primary Market Index Securities Lending Fund
United Kingdom Stock Performance Index Futures Fund
Yield Enhanced Short Term Investment Fund

*The full title of each of the funds listed above is preceded by "The State Street Bank and Trust Company".